CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212376) of Bank of America Corporation of our report dated June 23, 2023 relating to the financial statements and supplemental schedule of The Bank of America 401(k) Plan, for the year ended December 31, 2022, which appears in this Form 11-K.

/s/ McConnell & Jones LLP
Houston, Texas
June 23, 2023

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